Exhibit 4.1b

AMENDED BY-LAWS OF AMERICAN COUNTRY INSURANCE COMPANY

ARTICLE I - OFFICES

The principal office of the company in the State of Illinois shall be located in Cook County, Illinois. The company may have such other offices, either within or without the State of Illinois, as the business of the company may require from time to time.

ARTICLE II -SHAREHOLDERS

Section 1 - First Meeting. The first meeting of shareholders shall be held within one hundred twenty (120) days after the issuance of a Certificate of Authority to the Company by the Director of Insurance of the State of Illinois.

Section 2· Annual Meeting. The Annual Meeting of the shareholders shall be held either within or without the State of Illinois at a place and time to be determined by the Directors. An annual meeting shall be convened within 18 months of the previous meeting. In the event that such annual meeting is omitted by oversight or otherwise on the date herein above provided, the Directors shall cause a meeting .in lieu thereof to be held as soon thereafter as may be convenient, and any business transacted or elections held at such meeting shall be valid as if transacted or held at the annual meeting.

Section 3 - Special meetings. Special meetings of the shareholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the company.

Section 4 - Place of Meeting. The board of directors may designate any place, within the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place within the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Illinois except as otherwise provided in Section 6 of this article.

Section 5 - Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

Section 6 - Meeting of All Shareholders. If all of the shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

Section 7 - Closing of Transfer Books Of Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation at least twenty days, immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than forty days a.id, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation not less than twenty days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination or .shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to-receive payment of a dividend, the date on which notice, of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 8 - Voting Lists. The officer or agent having charge of the transfer books for shares of the: company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting. arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shalt be kept on file at the registered office of the company and shall be kept on file at the registered office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 9 - Quorum. A majority of the outstanding shares of the company, represented in person or by proxy shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Illinois Insurance Code, the articles of incorporation or these by-laws.

Section 10 - Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 11 - Voting of Shares. Subject to the provisions of Section 13 of this article, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

Section 12 - Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

A. Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator; executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

B. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

C. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

D. Shares of its own stock-belonging to this company shall not be voted, directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time:

Section 13 - Cumulative Voting. In all elections for directors every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied. by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit, and directors shall not be elected in any other manner.

Section 14 - Informal Action by Shareholder. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders .entitled to vote with respect to the subject matter thereof.

Section 15 - Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 16 -Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE III - DIRECTORS

Section I - General Powers. The business and affairs of the company shall be managed by its board of directors.

A. After the date of incorporation and until the rust meeting of shareholders, the incorporators shall have the powers and perform the duties ordinarily possessed and exercised by the Board of Directors.

B. Upon the issuance of a Certificate of Authority to the Company, and after the first meeting of the shareholders, the corporate powers shall be exercised by and the business and affairs shall be under the control of a Board of Directors.

C. At the first meeting of the Board of Directors after the annual meeting of shareholders the Board shall elect its Chairman, a President, one or more Vice-Presidents, a Treasurer and one or more Secretaries, and may elect an Executive Committee. The Board of Directors at any time may appoint a General Manager and such other officers and Committees as it may deem advisable, and determine the powers and duties of such officers and employees. Officers and members of the Committee of the Board shall serve at the pleasure of the Board, except that with respect to officers of the Company the Board shall be empowered to enter into any contract with any such officer with respect to the term or condition of services as the Board may authorize. One person may hold two or more of such offices except that the offices of President and Secretary shall not be held by the same person.

D. The Chairman of the Board shall be the principal presiding officer, presiding at all meetings of the Board of Directors, and shall conduct and supervise the Board of Directors' meetings. He shall also preside at all meetings of the shareholders, and he may sign, together with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments which the Board may authorize, and, in general, he shall assume the burden of helping the Board shape and determine policy and do the necessary work in connection with investigating industry trends, market conditions and otherwise serve as the basic source of information in helping the Board determine policy for the corporation, and such other duties as may be prescribed for him from time to time by the Board of Directors.

Section 2 - Number, Tenure, and Qualifications. The Board of Directors shall consist of between five (5) and ten (10) natural persons, who are at least twenty-one (21) years of age, who shall be chosen annually by the Shareholders, at least three (3) of whom are residents and citizens of the State of Illinois. This number may be increased or decreased from time to time by amendment to the By-Laws, but in no event shall be less than three (3) nor more than twenty-one (21).

Section 3 - Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

Section 4 - Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

Section 5 - Notice. Notice of any special meeting shall be given at least 7 days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver or notice of such meeting unless expressly otherwise provided by the laws of the State of Illinois.

Section 6 - Quorum. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7 - Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 8 - Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 9 - Informal Action by Directors. Unless specifically prohibited by the articles of incorporation Of by-laws, any action required to be taken at a meeting of the board of directors, or the executive committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the executive committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Department of Insurance. All action without a meeting of the Board shall be limited to those situations where time is of the essence and not in lieu of a regularly scheduled meeting.

Section 10 - Compensation. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its, members, shall have authority to establish reasonable compensation of all directors for services to, the company as directors, officers or otherwise. By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.

Section 11 - Presumption of Assent. A director of the company who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12 - Participation by Conference Telephone. Members of the board of directors or any committee of the board of directors may participate in and act at any meeting of such board or committee through' the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

Section 13 - Nomination of Directors. All nominations for the office of Director shall be filed in writing with the Secretary of the Company at least sixty (60) days prior to the meeting at which the Directors are to be elected. The nomination must be signed by at least two (2) shareholders of the Company. The written nomination shall be marked by the Secretary with the day of its filing and entered of record in the books of the Company. Any such nomination may nominate one or more shareholders for the office of Director. No such nomination shall be valid, except for the next annual meeting of shareholders immediately following or at any adjourned session thereof. No person shall be voted upon or elected a Director unless nominated as provided in Sections 12 and 13 herein.

Section 14 - Nominating Committee. Thirty (30) days prior to each meeting at which Directors are to be elected, the President shall appoint a Nominating Committee which shall consist of three (3) shareholders of the Company. The Nominating Committee shall nominate one Director for each position to which a Director is to be elected. The Nominating Committee shall make its report in writing to the President three (3) days prior to the said meeting and shall present its nominations in writing to the shareholders at said meeting.

Section 15 - Committee on Proxies. It shall be the duty of the President to appoint a Committee on Proxies which Committee shall meet prior to the time of election, examine all proxies which have been duly filed in accordance with these By-Laws, and report to the Chairman of the meeting the number of valid proxies entitled to vote, the names of the persons presently designated as proxy thereon, and the number of proxy votes which may be voted by' such persons respectively. The said Committee shall approve the form of ballot and no person nominated for election as a Director shall be listed on said ballot, unless the said Committee shall find that the nominee is a shareholder of the Company on the date of election.

ARTICLE IV - OFFICERS

Section 1 - Number. The officers of the company shall be a president, one or more vice- presidents (the number thereof to be determined by the board of directors), a treasurer; and a secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected or appointed by the board of directors or appointed by the President. Any two or more offices may be held by the same person, except the office of president and secretary.

Section 2 - Election And Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. Vacancies may be filled or new offices filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3 - Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4 - Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

Section 5 - President. The president shall be the principal executive officer of the company and shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the board of directors, He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 6. - The Vice-President. In the absence of the president or in the event of his inability or refusal to act, the vice-president, (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares: of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 7 - The Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

Section 8 - The Secretary. The secretary shall: (a) keep the minutes of the shareholders and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the company under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a Vice-president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties as from time to time may be assigned to him by the president or by the board of directors.

Section 9 - Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine, The assistant secretaries, as thereunto authorized by the board of directors may sign with the president or a vice-president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries in general, shall perform such duties as shall be assigned to them by: the treasurer or the secretary, respectively, or by the president or the board of directors.

Section 10 - Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 11 - Executive Committee. An Executive Committee may be chosen by the Board from among its number consisting of three regular members and one or more alternate members. An alternate member shall serve on the Executive Committee at any time during the absence or disability of any regular member. It shall be the duty of the Executive Committee, subject to any limitations imposed by the Board of Directors, to perform any functions of the Board of Directors when the Board is not in session. The Executive Committee shall keep minutes of the committee meetings and said minutes shall be subject to review by the Board of Directors at the next regular or special meeting of the Board. The Executive Committee shall have charge of the financial affairs of the Company, and the making of loans and investments of the funds of the Company, and may take any action with respect to the liquidation, sale, or exchange of, or the exercise of any right pertaining to, any security or asset belonging to the Company. The Executive Committee shall have the power to adopt resolutions governing the deposit of funds of the Company and the or distribution of such funds, and to authorize the leasing of safe deposit boxes and to provide rules and regulations for access to any safe deposit box, including the right to repeal or amend any resolution with respect to banking accounts or safe deposit boxes previously adopted by the Board of Directors, except where such resolution of the Board of Directors shall have specifically reserved to the Board the exclusive privileges to amend or repeal such resolution.

Section 12 - Bonds. The Company shall procure and maintain in force surety bonds on employees, officers or positions in amounts, and in the manner and covering the perils provided in the Rules and Regulations of the Illinois Insurance Department.

ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1 - Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2 - Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3 - Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the company shall be signed by such officer or officers, agent or agents of the company and in such manner as shall from time to time be determined by resolution of the board of directors, pursuant to Rules and Regulations of the Illinois Insurance Department.

Section 4 - Deposits. All funds of the company shall be deposited from time to time to the credit of the company in such banks, trust companies or other depositaries as the board of directors may select pursuant to the requirements of the Illinois Insurance Code.

ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER
Section 1 - Certificates for Shares. Certificates representing shares of the company shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2 -Transfers of Shares. Transfers of shares of the company shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly execute and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

Section 3 - Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of stock in the company shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require of a bond or indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

ARTICLE VII - FISCAL YEAR
The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

ARTICLE VIII - DIVIDENDS
The board of directors may from time to time, declare, and the company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Illinois Insurance Code and its Articles of Incorporation.

ARTICLE IX - SEAL
The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the company and the words, "Corporate Seal, Illinois."

ARTICLE X - WAIVER OF NOTICE
Whenever any notice whatever is required to be given under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of the Illinois Insurance Code, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI - AMENDMENTS
A. These by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors of the company by a majority vote of the directors present at the meeting and thereafter submitted to the Department of Insurance for approval and filing.

B. Amendments to the Articles of Incorporation after the Certificate of Authority has been issued to the Company shall be by resolution of the Board of Directors setting forth the proposed amendment and directing that the proposed amendment be submitted to a vote of shareholders at either an annual or a special meeting.

C. Written or printed notice setting forth the proposed amendment or a summary of the changes to be effected thereby and stating the time and place of the meeting at which the same will be considered shall be mailed, postage prepaid and properly addressed, to each shareholder at least ten (10) days before the time fixed for such meeting. A written waiver of notice signed by the shareholders whether before or after the date of the meeting mentioned therein, shall be deemed equivalent notice.

D. At such meeting a vote of the shareholders shall be taken on the proposed amendment The proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares.

E. Amendments to the Articles of Incorporation prior to the issuance of a Certificate of Authority to the Company shall be made by the submission of the proposed amendment by the incorporators to the vote of the subscribers in the same manner as provided above. The proposed amendment in such case shall be adopted by the written consent of all the incorporators.

ARTICLE XlI - POLICIES OF INSURANCE
Section 1: The form, term and conditions of all policies or contracts of insurance issued by the Company shall be determined by the President with the advice and approval of the Board of Directors and the form or forms so determined shall be employed by the Company.

Section 2. No condition or provision of any insurance policy of the Company shall be waived DT altered, except by endorsement attached thereto, signed by the President, a Vice-President, Secretary or other duly authorized officer representative of the Company, acting under written authority not shall notice to or knowledge of any person be held to effect a waiver of or change in any provision of such policy.

ARTICLE XIII - INTERESTED DIRECTORS AND OFFICERS
Section 1: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation; partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders, Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE XIV - INDEMNIFICATION OF DIRECTORS AND OFFICERS
(a) The corporation shall indemnify each director and each officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify each director and each officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite that adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled 10 indemnity for such expenses which such court shall deem proper.

(c) The corporation shall indemnify each director and each officer or employee who is held to be a fiduciary under any employee pension, profit sharing or welfare plan or trust of the corporation or any of its divisions and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was such a fiduciary and was serving as such at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding for any breach of any of the responsibilities. obligations or duties imposed upon fiduciaries by the Employee Retirement Income Security Act of 1974 and any amendments thereto, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such plan or trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction; or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of such plan or trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The provisions of all the following paragraphs of this Article relating to directors, officers, employees or agents shall apply also to directors, officers or employees held to be fiduciaries under this paragraph (c), specifically including the power of the corporation (under paragraph (g)) to purchase and maintain insurance on behalf of such fiduciaries.

(d) To the extent that a person who is or was a director, officer, employee or agent of the corporation, or of any other corporation, partnership, joint venture, trust or other enterprise with which he is or was serving in such capacity at the request of the corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(e) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs; by independent legal counsel in a written opinion, or (3) by the shareholders.

(f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under any statute, provision in the corporation's articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall, inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee Of agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his Status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

(h) For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers; and employees or agents, so that any person who is or was a director, officer, employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) The invalidity or unenforceability of any provision in this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

ARTICLE XV - COMPLIANCE WITH RULES AND REGULATIONS
All acts of the Officers and Directors of the Company shall be done in accordance with Rule 904 of the Rules and Regulations of the Department of Insurance of the State of Illinois. These Amended By-Laws have been approved and presented for filing to the State of Illinois Department of Insurance

CERTIFICATE

The undersigned, being the duly elected Secretary of American Country Insurance Company, and Illinois domiciled property and casualty company, hereby certifies that the attached is a true and complete copy of the Amended By-Laws of American Country Insurance Company in effect as of the date hereof.

Executed in Chicago, Illinois, this 22 day of August 2005

AMERICAN COUNTRY INSURANCE COMPANY

BY:      /s/ Ronald Jay Gold

Ronald Jay Gold
Secretary